Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of (i) our report dated August 4, 2017, relating to the financial statements of MAALT Specialized Bulk, LLC appearing in the Prospectus, which is a part of this Registration Statement, and (ii) our report dated July 19, 2017, relating to the financial statements of MAALT LP appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Whitley Penn LLP

Fort Worth, Texas

January 12, 2018